UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2008

DEERFIELD CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-32551	20-2008622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6250 North River Road, 9th Floor, Rosemont, IL	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(773) 380-1600

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
     The information set forth under Item 8.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.02.

Item 8.01	Other Events.
     This Current Report on Form 8-K contains the audited consolidated financial statements as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 of Deerfield Capital Corp., which have been updated solely to reflect additional subsequent events that occurred since the date of filing of our annual report on Form 10-K for the fiscal year ended December 31, 2007 on February 29, 2008.

Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits.

23.1	Consent of Deloitte & Touche LLP.

99.1
Audited consolidated balance sheets of Deerfield Capital Corp. and its subsidiaries at December 31, 2007 and 2006 and audited consolidated statements of operations, stockholders’ equity and cash flows of Deerfield Capital Corp. and its subsidiaries for the years ended December 31, 2007, 2006 and 2005 and the related notes, report of the independent registered public accounting firm.

99.2	Management’s Report on Internal Control Over Financial Reporting.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERFIELD CAPITAL CORP.
By:	/s/ Frederick L. White
Frederick L. White
Senior Vice President, General Counsel and Secretary

Dated: March 18, 2008

Exhibit Index

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP.

99.1
Audited consolidated balance sheets of Deerfield Capital Corp. and its subsidiaries at December 31, 2007 and 2006 and audited consolidated statements of operations, stockholders’ equity and cash flows of Deerfield Capital Corp. and its subsidiaries for the years ended December 31, 2007, 2006 and 2005 and the related notes, report of the independent registered public accounting firm.

99.2	Management’s Report on Internal Control Over Financial Reporting.